UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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iRobot Corporation

(Name of Registrant as Specified In Its Charter)

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Investor Contacts:	Media Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

Scott Winter / Jennifer Shotwell	Andi Rose / Becky McClain
Innisfree M&A Incorporated	Joele Frank, Wilkinson Brimmer Katcher
(212) 750-5833	(212) 355-4449

Leading Independent Proxy Advisory Firm Egan-Jones Recommends iRobot Shareholders Vote “FOR” ALL iRobot Director Nominees on WHITE Proxy Card

BEDFORD, Mass., May 18, 2016 – iRobot Corp. (NASDAQ: IRBT) (“iRobot” and the “Company”), a leader in delivering robotic technology-based solutions, today announced that Egan-Jones Proxy Services (“Egan-Jones”), an independent proxy voting and corporate governance firm, has recommended that iRobot shareholders vote “FOR” iRobot’s highly-qualified and experienced director nominees – Mohamad Ali and Michael Bell – on the WHITE proxy card at the Company’s Annual Meeting of Stockholders on May 25, 2016.

In its May 18, 2016 report, Egan-Jones statedi:

“We believe that the current management and iRobot Board of Directors have been instrumental in the ongoing transformation of iRobot.”

“…Red Mountain has not offered a comprehensive strategic plan compared to what current management is executing…We see research and development as a critical need for a company that is essentially developing a new class of consumer product – household robots.”

“We are not convinced that the dissident shareholders’ nominees are better than the Company nominees they would replace. The current Board members up for election appear to us to be some of the strongest members of the current Board.”

“…the solicitation being made by the dissidents could disrupt the ongoing efforts of the management toward the implementation of the strategic plan and put the Company’s entire strategy at risk.”

“…the Company has taken significant actions to strengthen its corporate governance practices.”

Commenting on the Egan-Jones report, iRobot issued the following statement:

We are pleased to have the support of leading independent proxy advisory firm Egan-Jones, which acknowledges that iRobot has the right Board and strategy to drive growth and increased value.

iRobot is the leader in consumer robotics and has evolved our Board to reflect the needs of a consumer technology company. iRobot’s highly-qualified director nominees, Michael Bell and Mohamad Ali, bring critical experience in software development, cloud computing and SaaS, the Internet of Things, and the connected home to iRobot’s Board.

iRobot encourages shareholders to follow Egan-Jones’s recommendations and vote “FOR” iRobot’s director nominees Mohamad Ali and Michael Bell.

iRobot shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. iRobot recommends that shareholders support the Company’s nominees by voting “FOR ALL” on iRobot’s WHITE proxy card by phone or by internet today.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 717-3929

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any Green proxy card

sent to you by Red Mountain Capital, as doing so

will revoke your vote on the WHITE proxy card.

About iRobot Corporation

iRobot Corporation (“iRobot”, or the “Company”) designs and builds robots that empower people to do more. The Company’s home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot’s portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

Important Stockholder Information

iRobot will hold its 2016 Annual Meeting of stockholders on May 25, 2016. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to its stockholders a definitive proxy statement and form of WHITE proxy card in connection with the 2016 Annual Meeting. The definitive proxy statement contains important information about the Company, the 2016 Annual Meeting and related matters.

COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the matters to be considered at the 2016 Annual Meeting. Information regarding the Company’s directors and executive officers is contained in the Company’s annual report on Form 10-K filed with the SEC on February 19, 2016, and definitive proxy statement filed with the SEC on March 29, 2016.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov. In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Forward-Looking Statements

Certain statements made in this communication that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. This communication contains express or implied forward-looking statements relating to, among other things, the impact of decreasing our R&D spending and the impact of our strategic actions to enhance stockholder value. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to enhance stockholder value through our strategic actions. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this communication, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the SEC.

[i]	Permission to use quotations neither sought nor obtained